Exhibit 99.1

Evidence for A Survival Benefit with CNM-Au8 Treatment: Interim Results from the RESCUE-ALS Trial Long-Term Open Label Extension

RESCUEALS
Long-Term OLE

Steve Vucic PhD, DSc, FRACP, FAHMS, Parvathi Menon PhD, FRACP[1], William Huynh PhD, FRACP[2], Colin Mahoney, PhD, MB, MRCPF, Karen S. Ho, PhD MSc[3],
Austin Rynders, RN[3], Jacob Evan[3], Jeremy Evan, PA-C[3], Robert Glanzman, MD FAAN[3], Michael T. Hotchkin[3], Matthew C. Kiernan PhD, DSc, MBBS, FRACP, FAHMS
[1]Concord Repatriation General Hospital, University of Sydney, Australia; [2]Brain and Mind Centre, University of Sydney, Australia; [3]Clene Nanomedicine, Salt Lake City, UT, USA

CONCLUSION: CNM-Au8 treatment improved long-term survival with decreased mortality risk >70% vs. original placebo randomization, and compared to ENCALS predicted median survival

Long Term Survival
All Randomized | Active vs. Placebo
Original Treatment vs. No OLE or OLE Delayed Start


Long-Term Survival: Originally Randomized Active vs. Placebo
Double-blind period
Probability of Survival
Hazard Ratio: 0.291
HR 95% CI: 0.119 to 0.710
Log-rank, p = 0.0115
Active
Placebo
Weeks (Post Randomization)
At Risk (n)
CNM-Au8
Placebo

All OLE Participants | Survival
Observed Survival vs.
ENCALS Predicted Median Survival


All Open-Label Participants Long-Term Observed Survival
vs. ENCALS Predicted Median Survival
Double-blind period
Probability of Survival
CNM-Au8 30mg Observed
CNM-Au8 ENCALS Predicted (Median)
Weeks (Post Randomization)
All Risk (n): 36 36 35 34 27 14

Study Design Scheme


36-Week Blinded Treatment Period with Long Term OLE
Double-Blind Period
Long-Term Open Label Extension

- Early symptomatic ALS (within 2-years onset or 1-year diagnosis)
- Randomized (1:1, CNM-Au8 30 mg or placebo)

Participant Vital Status by Treatment Group


Participant Disposition
49 Screened
45 Randomized
23 assigned to CNM-Au8
22 assigned to Placebo
Current OLE status: 21 ongoing

Notes: Time to all-cause mortality amongst participants originally randomized to CNM-Au8 compared to participants originally randomized to placebo through 31-Aug-2022. Vital status and date of death (as applicable) were captured for all subjects withdrawn from the study. Lost-to-follow-up (active, n=1; placebo, n=1) censored as of the date of last study contact (Active: Feb-2021; Placebo: Feb-2022). All OLE ex-placebo CNM-Au8 transitioned participants within the placebo group. All alive subjects are right censored as of 31-Aug-2022. Acknowledgements: We thank the ALS study patients and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients. We thank FightMND of Australia for substantially funding the RESCUE-ALS trial.

Clene NANOMEDICINE